Exhibit 99

ICT GROUP FINANCIAL MEDIA CONTACT:	ICT GROUP INVESTOR CONTACT:

BERNS COMMUNICATIONS GROUP, LLC	MBS VALUE PARTNERS
Michael McMullan	Betsy Brod
212-994-4660	212-750-5800

ICT GROUP REPORTS STRONG REVENUE

AND EARNINGS GROWTH IN 2006 SECOND QUARTER

~ Revenue and Call Volumes Up 15% and 17% Respectively, Over Second Quarter 2005 ~

~ Net Income More than Doubles to $3.9 million; Diluted EPS Increases to $0.25 ~

~Company Raises Full-Year 2006 EPS and Revenue Guidance ~

NEWTOWN, PA, JULY 27, 2006 – ICT GROUP, INC. (NASDAQ: ICTG) today reported results for the second quarter ended June 30, 2006.

Revenue for the second quarter of 2006 increased 15% to $111.3 million compared to $97.0 million in last year’s second quarter. Operating income increased 57% to $4.9 million, from $3.2 million in last year’s second quarter. Net income was $3.9 million, or $0.25 per diluted share, compared to $1.7 million, or $0.14 per diluted share, in the 2005 second quarter. Net income for the second quarter of 2006 included a pre-tax charge of $648,000 or $0.03 per diluted share, related to share-based compensation.

In the second quarter of 2006, Services revenue increased 25% year over year to $81.5 million and represented 73% of total revenue for the period. Services revenue growth was primarily driven by increased demand from the Company’s healthcare and government clients. Sales revenue declined 6% to $29.8 million, largely attributable to the amount of work performed offshore at lower prices. Domestic revenue for the second quarter of 2006 increased 16% to $86.9 million, and international revenue increased 10% to $24.4 million.

Total call volume handled by ICT GROUP increased 17% from 3.8 million hours in the second quarter of 2005 to 4.4 million hours in the second quarter of 2006. Call volume handled at near-shore/offshore operations, predominantly the Philippines, increased 77% year over year, and accounted for 24% of ICT GROUP’s total call volume in this year’s second quarter, compared to 16% in the second quarter of 2005.

“Our solid revenue and earnings performance in the second quarter reflected strong demand for our domestic and international services across key vertical markets and the increasing growth of our near-shore/offshore operations. We achieved significant operating leverage in the period, posting a 57% increase in operating income and a 120 basis point increase in operating margin on a year-over-year basis,” commented John J. Brennan, Chairman and Chief Executive Officer of ICT GROUP.

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ICT GROUP REPORTS STRONG REVENUE AND EARNINGS GROWTH IN 2006 SECOND QUARTER (CONT.)

During the period, ICT GROUP successfully executed on key projects to build capacity. The Company added over 400 net workstations, bringing total production seats to 11,330 at the end of the second quarter. ICT GROUP’s first facility in India, which currently provides back-office support for U.S. clients, was opened in May. The Company also expanded its third facility in Manila and began to build out its first center in Costa Rica, which is scheduled to open in the third quarter of 2006. Additionally, a dedicated client customer service center was built out in Texas, during the second quarter of 2006. ICT GROUP plans to add over 800 workstations in the second half of 2006, and expects to end the year with close to 12,200 workstations.

Looking ahead, Mr. Brennan noted, “Our new business pipeline remains strong. We were awarded service programs with five new clients in the financial services, healthcare and consumer sectors during the second quarter and are seeing solid demand for our traditional business process solutions as well as our higher-margin marketing and technology-related services. Based on the current business environment and continued rapid expansion and call volume growth in our higher-margin offshore operations, the Company expects to achieve year-over-year increases in profitability in both the third and fourth quarters of 2006 and is raising its full-year 2006 earnings guidance to $1.08 to $1.13 per diluted share and its full-year revenue guidance to $445 million to $451 million.”

For the third quarter of 2006, the Company expects call volume to increase 2% to 3% sequentially and 16% to 18% compared to the third quarter of 2005; call volume handled by offshore operations is expected to grow 75% to 85% year over year. As a result of these trends, for the third quarter of 2006, the Company currently expects to generate earnings per diluted share of $0.25 to $0.27, representing 40% to 50% growth over the third quarter of 2005, on revenue of $106 million to $108 million.

In conclusion, Mr. Brennan stated, “We believe that ICT GROUP is in an excellent position to continue to benefit from the strong trends toward outsourcing and offshoring. The Company has substantial organic growth potential, a competitive global infrastructure and the financial resources to take advantage of strategic opportunities to broaden and deepen our service offerings.”

Conference Call:

The Company will hold a conference call today, Thursday, July 27, 2006, at 9:00 a.m. EDT. Investors may access the call by visiting the ICT GROUP website at www.ictgroup.com. If you are unable to participate during the live webcast, a replay of the call will be available on the website through August 3, 2006.

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ICT GROUP REPORTS STRONG REVENUE AND EARNINGS GROWTH IN 2006 SECOND QUARTER (CONT.)

ICT GROUP, headquartered in Newtown, Pa., is a leading global provider of customer management and business process outsourcing solutions. The Company provides a comprehensive mix of customer care/retention, acquisition, up-selling/cross-selling, technical support, market research and database marketing as well as e-mail management, data entry/collections, claims processing and document management services, using its global network of onshore, near-shore and offshore operations. ICT GROUP also provides interactive voice response (IVR) and advanced speech recognition solutions as well as hosted Customer Relationship Management (CRM) technologies, available for use by clients at their own in-house facility or on a co-sourced basis in conjunction with the Company’s fully integrated contact center operations. To learn more about ICT GROUP, visit the Company’s website at www.ictgroup.com.

Important Cautionary Information Regarding Forward-Looking Statements

This press release contains certain forward-looking statements, such as expected call volumes, revenue and earnings, anticipated demand for ICT GROUP’s services and plans for expansion. The forward-looking statements involve assumptions and are subject to substantial risks and uncertainties. Whenever possible, forward-looking statements are preceded by, followed by or include the words “believes,” “expects,” “anticipates” or similar expressions, which speak only as of the date the statement is made. ICT GROUP assumes no obligation to update any such forward-looking statements. For such statements, ICT GROUP claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual events or results of operations, cash flows and financial condition of ICT GROUP may differ materially from those discussed in the forward-looking statements as a result of various factors, including without limitation, those discussed in ICT GROUP’s annual report on Form 10-K for the year ended December 31, 2005, and other documents, such as reports on Form 8-K and reports on Form 10-Q filed by ICT GROUP with the Securities and Exchange Commission. Although ICT GROUP believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct and we undertake no obligation to update such expectations.

Important factors that could cause actual results to differ materially from ICT GROUP’s expectations, or that could materially and adversely affect ICT GROUP’s financial condition, may include, but are not limited to, the following, many of which are outside ICT GROUP’s control: customer demand for a client’s product, the client’s budgets and plans and other conditions affecting the client’s industry, interest and foreign currency exchange rates (including the effectiveness of strategies to manage fluctuations in these rates), an ICT GROUP client invoking cancellation or similar provisions of the client contract, demand for labor and the resulting impact on labor rates paid by ICT GROUP, unanticipated labor difficulties, unanticipated contract or technical difficulties, identifying and opening planned contact centers within timeframes necessary to meet client demands, reliance on strategic partners, industry and government regulation affecting ICT GROUP or its clients, reliance on telecommunications and computer technology, general and local economic conditions, competitive pressures in ICT GROUP’s industry, the cost to prosecute, defend or settle litigation by or against ICT GROUP, judgments, orders, rulings and other developments in or affecting litigation by or against ICT GROUP, ICT GROUP’s capital and financing needs, ICT GROUP’s ability to integrate acquired businesses, terrorist attacks, the impact of war and the use of financial instruments to hedge foreign exchange exposure. These factors, as well as others, such as conditions in the securities markets and actual or perceived results or developments affecting companies in our industry, could affect the trading price of our common stock.

(Tables Follow)

ICT Group, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
REVENUE	$111,339	$96,991	$224,392	$191,010

OPERATING EXPENSES:
Cost of Services	66,849	58,155	136,776	114,717
Selling, general and administrative (including share-based compensation expense of $648 and $0 for the three months and $989 and $0 for the six months)	39,555	35,594	78,561	70,567
Litigation costs	—	91	—	568

	106,404	93,840	215,337	185,852

Operating income	4,935	3,151	9,055	5,158

Interest (income) expense, net	(7)	659	617	1,146

Income before income taxes	4,942	2,492	8,438	4,012
Income taxes	1,038	748	1,772	1,204

Net income	$3,904	$1,744	$6,666	$2,808

Diluted earnings per share	$0.25	$0.14	$0.46	$0.22

Shares used in computing diluted earnings per share	15,466	12,897	14,378	12,889

Reconciliation of Income Before Income Taxes to Adjusted Net Income to Eliminate the Effect of Charges Related to the Class Action Litigation Settled in 2005 (Unaudited)

Adjusted Results of Operations:
Income before income taxes		$2,492		$4,012
Litigation costs		91		568

Adjusted income before income taxes		2,583		4,580
Adjusted income taxes		775		1,374

Adjusted net income		$1,808		$3,206

Adjusted earnings per share		$0.14		$0.25

Shares used in computing adjusted earnings per share		12,897		12,889

ICT Group, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(In thousands)

	June 30, 2006	December 31, 2005
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$32,414	$10,428
Accounts receivable, net	77,486	82,656
Other current assets	15,762	15,811

Total current assets	125,662	108,895

PROPERTY AND EQUIPMENT, net	57,222	56,924

OTHER ASSETS	6,948	6,940

	$189,832	$172,759

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and other current liabilities	$40,086	$52,174

Total current liabilities	40,086	52,174

LONG-TERM DEBT	—	35,000
OTHER LIABILITIES	4,074	4,573
TOTAL SHAREHOLDERS’ EQUITY	145,672	81,012

	$189,832	$172,759

WORKSTATIONS AT PERIOD END	11,330	10,662

NEWS RELEASE

ICT GROUP, INC.

800-799-6880

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